AMENDMENT NO. 4 TO INDENTURE
                          ----------------------------

         THIS AMENDMENT NO. 4 TO INDENTURE (this "Amendment") dated November 4, 1997, is made by and among Dignity Partners Funding Corp. I, a Delaware corporation (the "Issuer"), Point West Capital Corporation (formerly known as Dignity Partners, Inc.), a Delaware corporation (the "Servicer"), and Bankers Trust Company, a New York banking corporation, as trustee (herein, together with its permitted successors in trusts hereunder, called the "Indenture Trustee").
                                    RECITALS
                                    --------
         WHEREAS, the Issuer, the Servicer and the Indenture Trustee have entered into the Indenture, dated as of February 1, 1995 (the "Indenture"), whereby the Issuer has issued its Senior Viatical Settlement Notes, Series 1995-A (the "Notes"), which Indenture was amended by Amendment No.1 to Indenture dated September 29.1995, Amendment No. 2 To Indenture dated as of August 5, 1996 and Amendment No. 3 To Indenture dated July 2, 1997;

         WHEREAS, pursuant to Sections 12.02 and 12.03 of the Indenture, the Issuer has established a Collection Account and a Liquidity Account in which funds are held and from which funds are required to be transferred from time to time;

         WHEREAS, Heller Financial, The Lincoln National Life Insurance Company and First Penn-Pacific Life Insurance Company together constitute the Holders of 100% of the Notes (together, the "Holders")

         WHEREAS, the Holders desire to amend the Indenture, including the Sections that govern payments made from the Collection Account and the Liquidity Account;

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuer, the Servicer and the Indenture Trustee, with the consent of the Holders, may modify the Indenture provided that the Rating Agency Condition is met;

         WHEREAS, the Issuer, the Servicer and all of the Holders desire to waive the requirement that the Rating Agency Condition is met as a condition to this Amendment, and all of the Holders hereby direct the Indenture Trustee to consent to this Amendment; and

         WHEREAS, no other consents are required to be obtained under the terms of the Indenture or the Contribution and Servicing Agreement; and

         WHEREAS, promptly after the execution of this Amendment the Issuer will mail to the Rating Agency a copy of this Amendment pursuant to Section
9.01 of the Indenture and will thereby notify the Rating Agency of the waiver of the Rating Agency Condition by 100% of the Holders.

                                   AGREEMENT
                                   ---------

         NOW, THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby covenant and agree as follows:

Section 1.         Definitions.
                   -----------

         Capitalized terms used herein which are not otherwise defined herein have the meanings ascribed to such terms in the Indenture.

Section 2.         Amendments
                   ----------

          (a) Section 12.02(d)(viii) is hereby amended and restated as follows:

                            "with respect to any Sourcing Agents who are not employees or Affiliates of Dignity Partners or the Issuer, to pay Dignity Partners as Servicer the amounts necessary to reimburse Dignity Partners for its payment of any Back-End Sourcing Agent Fees to such Sourcing Agents with respect to Policies that Matured during the related Collection Period, as provided in the Contribution, Sale and Servicing Agreement, and in the event Dignity Partners is not the Servicer, to pay such Sourcing Agent any Back-End Sourcing Agent Fees with respect to Policies that Matured during the related Collection Period, and to reimburse Dignity Partners for its payment of the costs of increasing the Face Value of the Policies owned by the Issuer in an amount not to exceed $100,000, provided however, that the Majority Noteholders may, at any time, provide the Indenture Trustee with written notice that Dignity Partners shall not receive any further reimbursements for the payment of Back-End Sourcing Agent Fees and for the payment of the costs of increasing the Face Value made on any Policy and such written notice from the Majority Noteholders to Indenture Trustee shall become effective on the Business Day after the first Payment Date following such written notice;"

          (b) Section 12.02(d)(ix)is hereby amended and restated as follows:

                            To pay Dignity Partners as Servicer the amount necessary to reimburse Dignity Partners as provided in the Contribution, Sale and Servicing Agreement for the payment of premiums made on any Policy, provided however, that the Majority Noteholders may, at any time, provide the Indenture Trustee with written notice that Dignity Partners shall not receive any further reimbursements for the payment of premiums made on any Policy and such written notice from the Majority Noteholders to Indenture Trustee shall become effective on the Business Day after the first Payment Date following such written notice;"

          (c)      Section 12.02(d)(x)is hereby amended and restated as follows:

                            To deposit into the Liquidity Account an amount necessary to bring the balance thereof up to an
                            amount   equal  to  the  greater  of  the  Required
                            Liquidity   Amount  and  10%  of  the   Outstanding
                            Principal Balance provided, that there are sufficient funds in the Collection Account to do so;"

          (d) Section 12.03(d)(i) is hereby amended by (I) inserting the phrase ",(viii) and (ix)" after the phrase "to clauses (i) through
          (vi)" contained in the fourth line thereof and (II) inserting the phrase ",(viii) and (ix)" after the phrase "to clauses (i) through
          (v) and (vii)" contained in the ninth line thereof.

Section  3.        Waiver.
                   ------

         The Issuer, the Servicer and the Holders hereby waive the requirements of Section 9.01 of the Indenture that the Rating Agency Condition is met as a condition to this Amendment, and hold the Indenture Trustee harmless with respect to such waiver and with respect to entering into this Amendment.

Section  4.        Representation and Warranties.
                   -----------------------------

         Each party by executing this Amendment hereby represents and warrants that the person executing this Amendment on behalf of such party is duly authorized to do so, such party has full right and authority to enter into this Amendment and to consummate the transaction described in this Amendment, and this Amendment constitutes the valid and legally binding obligation of such party, and enforceable against such party in accordance with its terms.


 Section 5.        Effective Date.
                   --------------

         This Amendment shall become effective as of August 1, 1997, provided that each of the following conditions are satisfied:

         (a) The Indenture Trustee shall have received from each parties hereto and each Noteholder an executed counterpart of this Amendment.

         (b) The Indenture Trustee and each Noteholder shall receive from the Issuer and the Servicer a copy of a resolution passed by the board of directors of each such corporation, certified by the Secretary or an Assistant Secretary of such corporation as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Amendment.

         For purposes of the first Monthly Servicer Report prepared after the execution of this Amendment, any reimbursements for back-end sourcing agent fees, face increases and premiums on or after August 1, 1997 and prior to October 1, 1997 shall be deemed to have been incurred during the related Collection Period and the first Monthly Servicer Report prepared after execution of this Amendment shall reflect any adjustments necessary to give effect to the amendments adopted hereby as of August 1, 1997.

Section  6.        Miscellaneous.
                   -------------

         (a)       Ratification  of  Indenture.  The terms and  provisions  set
                   ---------------------------
         forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Indenture and except as expressly modified and superseded by this Amendment, the Indenture is ratified and confirmed in all respects and shall continue in full force in no manner be waived, impaired or otherwise adversely affected hereby, and are hereby ratified and confirmed.

         (b)       References.  The Indenture and any and all other agreements,
                   ----------
         documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Indenture as amended hereby, are hereby amended so that any reference in such agreements to the Indenture shall mean a reference to the Indenture as amended hereby.

         (c)       Counterparts.  This Amendment may be executed in two or more
                   ------------
         counterparts, each or which will be deemed to be an original but all of which together will constitute one and the same instrument.

         (d)       Governing  Law.  This  Amendment  shall be  governed  by and
                   --------------
         construed in accordance with the laws of the State of New York, without regard to the application of choice of law principles, except to the extent that such laws are supersede by federal law.

         (e)       Binding Agreement.  This Amendment shall be binding upon and
                   -----------------
         inure to the benefit of the Issuer, the Servicer, the Indenture Trustee, the Noteholders and their respective successors and assigns, including, without limitation, all future Holders of the Notes.

         (f)       No Waiver.  By entering into this Amendment,  the Holders do
                   ---------
         not intend to modify any other terms, provisions, or conditions of the Indenture, except as set forth in Section 3 hereof, and the Holders do not waive any defaults or events of default that may exist under the Indenture or under the Contribution, Sale and Servicing Agreement. The Holders reserve all of their rights to exercise any and all of their remedies as provided in the Indenture and documents relating thereto, at such time and in such manner as provided in the Indenture and related documents. Except as set forth in Section 3 hereof, nothing contained in this Amendment shall be construed or interpreted as being a waiver of any of the Holders' rights or remedies other than the Holders' agreement to modify the Indenture in accordance with this Amendment.
                                       4

         IN WITNESS WHEREOF, this Amendment No. 4 to Indenture has been signed and delivered by the parties as of the date first above written.

                             DIGNITY PARTNERS FUNDING CORP. I

                             /s/ John Ward Rotter
                             --------------------------------
                             Coporate Secretary


                             Point West Capital Corporation.

                            /s/ John Ward Rotter
                            --------------------------------
                             Coporate Secretary


                             BANKERS TRUST COMPANY,
                             as Indenture Trustee

                             /s/Alfia Monastra
                             --------------------------------
                             Assistant Vice President


 Consented and Agreed to as of the date first above written:

                             HELLER FINANCIAL

                             /s/Hugh Wilder
                             -----------------------------------
                             Senior Vice President

                             THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
                             By:Lincoln Investment Management,Inc.
                             Its Attorney-In-Fact,having changed its name from Lincoln National Investment Management Company

                             /s/David C. Patch
                             -------------------------------------
                              Vice President




                             FIRST PENN-PACIFIC LIFE INSURANCE COMPANY
                             By:    Lincoln Investment Management, Inc.
                             Its Attorney-In-Fact,having changed its name from Lincoln National Investment Management Company

                              /s/David C. Patch
                             -------------------------------------
                              Vice President